Exhibit 10.11 - Amendment to Loan Agreement


               AMENDMENT NO. 2 TO LOAN AGREEMENT


   THIS AMENDMENT NO. 2 TO LOAN AGREEMENT (this "Amendment"), is made this 21st day of December, 1997, by and between BURR-BROWN CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to First Interstate Bank of Arizona, N.A. (the "Bank").

1. Recitals.

   1.1Borrower and the Bank (as successor-by-merger to First Interstate Bank of Arizona, N.A.) are parties to that Loan Agreement dated January 31, 1996 and Amendment No. 1 to Loan Agreement dated November 15, 1996 (the "Loan Agreement"). Capitalized terms used without definition herein are used with the meanings attributed to such terms in the Loan Agreement.

   1.2Borrower and the Bank desire to modify and amend the Loan
Agreement to provide, among other things, (a) that the definition of Termination Date be amended, and (b) that Section 9.6 of the Loan
Agreement relating to an EBITDA Coverage Ratio be amended and restated to provide for a Current Ratio.

          Accordingly, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are acknowledged by the parties hereto, the parties hereto agree as follows:

2. Modification and Amendment of Loan Agreement.

   2.1The Loan Agreement is hereby modified and amended as follows:

          2.1.1 Definition of "Termination Date". The definition of "Termination Date" set forth in Annex 1 to the Loan Agreement is hereby amended in its entirety to read as follows:

          '"Termination Date" means the earlier of the following:
(a) May 3, 1999 or (b) the date on which the Revolving Commitment is terminated pursuant to subsection 10.2."'

          2.1.2 Definition of "EBITDA Coverage".   The defined term
"EBITDA Coverage" is deleted in its entirety from Annex 1 to the Loan Agreement, and each reference, if any, to the term EBITDA Coverage Ratio contained elsewhere in Loan Agreement shall be deemed to be a reference to the term Current Ratio (hereinafter defined).

          2.1.3 Definition of Current Ratio".   The following
definition is added to Annex 1 to the Loan Agreement in the proper alphabetical sequence: "Current Ratio" means total consolidated current assets divided by total consolidated current liabilities, which current liabilities shall include all outstanding Advances under the Revolving Credit Loan.

          2.1.4 Amendment of Section 8.1(c) and 8.1(e).  Sections
8.1(c) and 8.1(e) are hereby deleted in their entirety and Sections 8.1(d), 8.1(f) and 8.1(g) are hereby renumbered 8.1(c), 8.1(d) and 8.1(e), respectively.

          2.1.5 Amendment of Section 9.3. Section 9.3 is hereby amended in its entirety to read as follows:

          "Limitation on Net Worth. Borrower will not permit its Consolidated Tangible Net Worth to be less than $200,000,000.00."

          2.1.6 Amendment of Section 9.6.   The caption and the
text of Section 9.6 of the Loan Agreement is deleted in its entirety and are replaced by the following:

          "Current Ratio. The Borrower shall not permit its Current Ratio to be less than 2.0 to 1.0 as of the last day of any fiscal quarter of Borrower."

          3. Borrower's Representations; Effectiveness of this
Amendment.

   Borrower represents and warrants to the Bank that:

   3.1Immediately before and after giving effect to this Amendment, the representations and warranties of the Borrower in Section 7 of the Loan Agreement are true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Loan Agreement; and

   3.2Immediately before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing.

This Amendment shall become effective when the Bank and Borrower shall each have executed and delivered to the other a counterpart of this Amendment.

4. Acknowledgments. Borrower and the Bank acknowledge that, as amended hereby, the Loan Agreement remains in full force and effect and that each reference to the Loan Agreement shall refer to the Loan Agreement as amended hereby. The Borrower confirms that it will continue to comply with the covenants set out in the Loan Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment in all material respects. The Borrower further represents and warrants that (i) the execution, delivery and performance of this Amendment by the Borrower is within its corporate powers and has been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms; and (iii) the conditions set forth in subsections
3.1 and 3.2 of this Amendment have all been satisfied.

5. General.

   5.1Borrower agrees to reimburse the Bank upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

   5.2This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

   5.3Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

   5.4This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Arizona, but giving effect to federal laws applicable to national banks.

   5.5This Amendment shall be binding upon and inure to the benefit of Borrower and the Bank and their respective successors and assigns.

   5.6This instrument supersedes and replaces any and all prior versions of this Amendment No. 2 to Loan Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Loan Agreement to be executed as of the day and year first above written.


WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _______________________
       Paul C. Hornung

Title:  Vice President


BURR-BROWN CORPORATION

By: _______________________
        G. Roger Myers

Title:  Treasurer